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                                                                  EXHIBIT 10.30

                             SECURED PROMISSORY NOTE

$4,500,000                                                    February 26, 2004


         FOR VALUE RECEIVED, Knox Gas, LLC, a Delaware limited liability company with a principal place of business at 111 Presidential Blvd., Suite 158A, Bala Cynwyd, PA 19004 (the "Borrower"), hereby promises to pay to Continental Southern Resources, Inc., a Nevada corporation with a principal place of business at 1001 Fannin Street, Suite 1700, Houston, Texas 77010 (the "Lender"), the principal sum of Four Million Five Hundred Thousand Dollars (US $4,500,000), together with interest on the unpaid principal balance from time to time outstanding, from the date hereof until maturity at a fixed rate per annum equal to four percent (4%) (the "Stated Rate"). Interest on this Note shall be calculated at an annual rate based on the actual number of days elapsed in an actual calendar year (365 days or 366 days in a leap year, as may be applicable).

         Principal and interest under this Note shall be due and payable as follows:

         $500,000 plus accrued and unpaid interest shall be paid on or before March 27, 2004; $1,000,000 plus accrued and unpaid interest shall be paid on or before April 27, 2004; $1,000,000 plus accrued and unpaid interest shall be paid on or before June 27, 2004; and $2,000,000 plus accrued and unpaid interest shall be paid on or before August 27, 2004.

         All past due principal of, and interest on, this Note shall accrue interest from the date due until the date it is paid at the lower of (i) 4% plus the Stated Rate per annum and (ii) the maximum rate allowed by law.

         The Borrower shall have the right, from time to time, without premium or penalty, to prepay the indebtedness evidenced by this Note, in full or in part.

         The obligation of the Borrower for payment of principal, interest and all other sums hereunder is secured by that certain Interest Pledge Agreement, dated as of even date herewith, between the Borrower and the Lender (the "Pledge Agreement").

         All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest or otherwise, shall be made without set off or counterclaim and shall be made on or prior to the due date set forth above to the Lender at the address set forth above, or such other place as the Lender may from time to time designate in writing. If any payment or action to be made or taken hereunder shall be stated to be or become due on a day that is not a business day, such payment or action shall be made or taken on the next following business day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

         "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any governmental authority):

         (a) default in the payment of the principal sum of this Note, and any interest accrued thereon, when such principal and interest becomes due and payable (whether by acceleration or otherwise), or

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         (b) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Borrower in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Borrower a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Borrower under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Borrower or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

         (c) the commencement by the Borrower of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Borrower in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Borrower or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Borrower in furtherance of any such action.

         Upon the occurrence of an Event of Default, the entire amount of the indebtedness evidenced by this Note shall be immediately due and payable. Upon the acceleration of the obligations evidenced by this Note and failure by the Borrower to pay amounts then due hereunder, Lender may proceed to protect, exercise and enforce all of its rights and remedies under this Note, the Pledge Agreement and that certain Interest Purchase Agreement, dated as of even date herewith, between the Borrower and the Lender and applicable law. The remedies provided in this Note are cumulative and concurrent, may be pursued in any order, separately, successively or together, may be exercised as often as occasion therefor may arise, and shall be in addition to, and not in substitution for, the rights and remedies that would otherwise be vested in the Lender for the recovery of damages, or otherwise, in the event of a breach of any of the undertakings of the Borrower hereunder. This Note may not be modified, altered or amended, except by an agreement in writing signed by the Borrower and the Lender.

         It is the intention of the parties hereto to conform strictly to usury laws applicable to the holder of this Note. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws of the United States of America and the State of Texas), then, in that event, notwithstanding anything to the contrary in this Note, it is agreed as follows:
(i) the aggregate of all consideration which constitutes interest under law applicable to the holder of this Note that is contracted for, taken, reserved, charged or received under this Note shall under no circumstances exceed the maximum amount allowed by such applicable law; (ii) in the event that the maturity of this Note is accelerated by reason of an election of the holder of this Note resulting from any Event of Default, or in the event of any permitted prepayment, then such consideration that constitutes interest under law applicable to the holder of this Note may never include more than the maximum amount allowed by such applicable law, and (iii) excess interest, if any, provided for


                                       2

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in this Note or otherwise shall be canceled automatically and, if theretofore paid, shall be credited by the holder of this Note on the principal amount of this Note (or, to the extent that the principal amount of this Note shall have been or would thereby be paid in full, refunded by the holder of this Note to the Borrower). The right to accelerate the maturity of this Note does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and the holder of this Note does not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to the holder of this Note for the use, forbearance or detention of sums included in this Note shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of this Note until payment in full so that the rate or amount of interest on account of the indebtedness under this Note does not exceed the applicable usury ceiling, if any. As used in this paragraph, the term "applicable law" shall mean the law of the State of Texas.

         All reasonable attorney's fees and expenses and other reasonable out-of-pocket costs incurred by the Payee in connection with the collection of this Note subsequent to an Event of Default (as defined herein) shall become amounts due and owing under the terms of this Note in addition to all other amounts owing pursuant to the other provisions of this Note.

         Borrower hereby waives demand, presentment for payment, protest, notice of protest, notice of intention to accelerate the indebtedness hereunder, notice of the acceleration of the indebtedness hereunder and filing of suit and diligence in collecting this Note or enforcing of any of the rights of Lender.

         This Note shall bind the Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of the Lender and its successors and assigns, except that Borrower may not sell, assign or transfer this Note or any portion hereof without obtaining the prior written consent of the Lender. All references herein to the "Borrower" and the "Lender" shall be deemed to apply to the Borrower and the Lender, respectively, and their respective successors and assigns.

         This Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed and enforced in accordance with the internal laws of the State of Texas without giving effect to its conflicts of law principles.

         IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has executed this Note as of the date first written above with the intention that this Note shall constitute a sealed instrument.

                                  KNOX GAS, LLC

                                  By:  /s/ ERNEST BARTLETT
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                                  Name:  Ernest Bartlett
                                  Title: FEQ Investments, Managing Member